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                                  Exhibit 16.1

                           SELLERS & ASSOCIATES, P.C.

          5230 S 500 W                    2050 W. WARM SPRINGS ROAD, #1522
          OGDEN, UTAH 84405               HENDERSON, NEVADA 89014
          (801) 476-0270                  (702) 547-6661
                                          FACSIMILE: (702) 547-6691


September 20, 2002


Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We were previously principal accountants for The Lionshare Group, Inc. and, under the date of October 4, 2002, we reported on the financial statements of The Lionshare Group, Inc. as of and for the years ended June 30, 2001 and June 30, 2000. On May 28, 2002, our appointment as principal accountants was terminated. We have read The Lionshare Group, Inc.'s statements included under
Item 4 of its Form 8-K dated May 28, 2002, and we agree with such statements made regarding our firm.

Very truly yours,

 /s/ Sellers & Associates, P.C.
-------------------------------
Sellers & Associates, P.C.




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